UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2024
AGILITI, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-40361	83-1608463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11095 Viking Drive, Suite 300
Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)
(952) 893-3200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	AGTI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 14, 2024 (the “Closing Date”), Agiliti Receivables LLC, a special purpose entity (the “SPV”) that is an indirect subsidiary of Agiliti, Inc. (“Agiliti”), entered into an accounts receivable securitization facility (the “AR Facility”) of up to $150 million with MUFG Bank, Ltd., as administrative agent (the “Administrative Agent”) pursuant to a receivables financing agreement, dated as of the Closing Date (the “RFA”), among the SPV, Agiliti Health, Inc., as servicer (the “Servicer”), the Administrative Agent and the group and agents and lenders party thereto. In connection with the AR Facility, certain subsidiaries of Agiliti, as originators (the “Originators”), have sold and will continue to sell all of their accounts receivable and certain related assets (collectively, the “Receivables”) to the SPV.
The amount available for borrowings at any one time under the RFA is limited to a borrowing base amount calculated based on the outstanding balance of eligible Receivables, subject to certain reserves, concentration limits, and other limitations. Borrowings under the RFA bear interest at rates specified in the RFA in addition to a drawn fee and a fee on the undrawn committed amount of the RFA. Interest and fees payable by the SPV under the RFA are due monthly. The RFA is scheduled to terminate on February 12, 2027, unless extended in accordance with its terms or earlier terminated. As of the date hereof, no amounts have been drawn on the AR facility.
The SPV pledged its ownership interest in the Receivables as collateral security for all amounts outstanding under the RFA, and the Servicer will perform administrative and collection services relating to the Receivables on behalf of the SPV for a fee. Agiliti Health, Inc. guaranteed the respective performance obligations of the Originators and the Servicer under the RFA pursuant to a performance guaranty dated as of the Closing Date. However, neither Agiliti Health, Inc. nor any of its affiliates guarantees the SPV’s borrowings under the RFA or the collectability of the Receivables.
The RFA contains certain customary representations and warranties, affirmative and negative covenants, indemnification provisions, and events of default, including those providing for termination of the AR Facility and the acceleration of amounts owed by the SPV under the RFA upon the occurrence of certain events.
The foregoing description of the RFA does not purport to be complete and is qualified in its entirety by reference to the full text of the RFA, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Receivables Financing Agreement, dated February 14, 2024, by and among Agiliti Receivables LLC, Agiliti Health, Inc., MUFG Bank, Ltd., and the group agents and lenders from time to time party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 16, 2024

AGILITI, INC.

By:	/s/ James B. Pekarek
Name:	James B. Pekarek
Title:	Executive Vice President and Chief Financial Officer